Exhibit 10.3

COLLABORATION AGREEMENT
AMENDMENT NUMBER THREE

THIS COLLABORATION AGREEMENT AMENDMENT NUMBER THREE (the “Amendment”) is effective as of December 26, 2010 (“Amendment Effective Date”) by and between Waratah Pharmaceuticals Inc., a company with offices at Suite 220, 101 College Street, Toronto, Ontario, M5G 1L7 (“Waratah”) and Elan Pharma International Limited, a private company limited by shares organized under the laws of Ireland with offices at Monksland, Athlone, County Westmeath, Ireland (“Elan”).

RECITALS

A.
WHEREAS, Waratah and Elan have previously entered into a Collaboration Agreement dated as of September 25th, 2006 and amended by Amendment Number One effective August 20th, 2010 and Amendment Number Two effective November 30th, 2010 (the “Agreement”);

B.	WHEREAS, Waratah has delivered to Elan an Opt Out Notice in accordance with Section 3.8.6 (b) of the Agreement which is effective as of the Amendment Effective Date; and

C.	WHEREAS, Waratah and Elan mutually desire to amend the Agreement as set forth below.

NOW THEREFORE, Waratah and Elan agree as follows:

TERMS AND CONDITIONS

1.	Section 3.8.6(b) is amended by adding the following subsections after subsection (iii):

“(iv) nine million dollars ($9,000,000) within thirty (30) days after the Amendment Effective Date.

(v) eleven million dollars ($11,000,000) within thirty (30) days after the Initiation of a clinical trial for any Product in the Field which Initiation occurs after the Amendment Effective Date, including without limitation, a Phase II Clinical Trial or Phase III Clinical Trial in mild Alzheimer’s Disease, early Alzheimer’s Disease or mild cognitive impairment.

(vi) eleven million dollars ($11,000,000) if a clinical trial is not Initiated (as defined in Section 1.42) for any Product in the Field after the Amendment Effective Date and before December 31st, 2012, which amount is payable by January 31st, 2013 or Elan must terminate the Agreement immediately and the provisions of Section 9.3.1 will apply.”

2.	The following are deleted: Section 3.8.8; and milestone event 2. in Section 4.2.

3.	Section 3.8.6(b) is amended by adding the following at the end of the Section:

“Notwithstanding any other provision of this Agreement, within twelve (12) months after the Amendment Effective Date, ELAN agrees to use scientifically reasonable publication efforts to publish in a peer reviewed publication the original and unpublished data from the Phase II clinical study AD201 disclosed in the draft manuscript attached hereto as Exhibit A, or present such data at a public investor or scientific conference. If, on the anniversary of the Effective Date such data has not been so published or presented, then Waratah shall have the right to so publish or present such data.”

4.	Except as so modified, the Agreement remains in full force and effect.

ACCEPTED AND AGREED:

WARATAH PHARMACEUTICALS INC.		ELAN PHARMA INTERNATIONAL LIMITED

By:	/s/ Tony Cruz	By:	/s/ William Daniel
Name:	Tony Cruz	Name:	William Daniel
Title:	Chief Executive Officer	Title:	Director

Exhibit A

(“deleted text”)